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                                                                    EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Proxy Statement of JAKKS Pacific, Inc. of our report dated February 11, 2002, except note 21 for which the date is March 11, 2002, on our audits of the consolidated financial statements of JAKKS Pacific, Inc. as of December 31, 2001 and 2000, and for each of the three years in the period ended December 31, 2001.

                                             /s/ PKF
                                             -----------------------------------
                                             PKF
                                             Certified Public Accountants
                                             A Professional Corporation

Los Angeles, California
August 7, 2002